UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 3, 2004

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, OH		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 3, 2004, the Chief Executive Officer of The Goodyear Tire & Rubber Company ("Goodyear") approved rationalization plans for each of the Chemical and Engineered Products business segments under which a total of approximately $29 million to $33.5 million of charges are expected to be incurred in the third quarter of 2004. Also in the third quarter of 2004, Goodyear expects to reverse approximately $4 million to $8 million of reserves related to previous Engineered Products rationalization plans.

Under the Chemical rationalization plan, approximately 100 associates related to production, sales and R&D activities, will be released as the Chemical business segment implements cost reduction strategies. Goodyear expects to incur charges of approximately $5.5 million to $6 million in the third quarter of 2004 for personnel termination and pension costs related to the plan. The plan is expected to be substantially complete in the fourth quarter of 2004 and is expected to result in future cash expenditures of approximately $2 million to $2.5 million.

Under the Engineered Products rationalization plan, Engineered Products is expanding certain existing rationalization activities and is implementing additional rationalization activities. The expanded activities relate to the ongoing closure of a warehouse in Lincoln, Nebraska and the continued realignment of the sales function with the centralization of marketing roles in Akron. In addition, Engineered Products will be consolidating production in more cost-effective locations. Engineered Products plans an additional reduction of approximately 240 associates under the plan. Goodyear expects to incur charges of approximately $23.5 million to $27.5 million in the third quarter of 2004 as a result of these actions of which approximately $22.5 million to $26.5 million is related to personnel reductions, pension and retiree benefit costs and approximately $1 million is related to other costs. Additionally, Engineered Products expects to incur charges of approximately $2.5 million to $4 million in future periods related to moving expenses associated with these plans. The actions are expected to be complete by the end of the third quarter of 2005 and are expected to result in future cash expenditures of approximately $4.5 million to $6.5 million. The charges incurred under the Engineered Products plan will be offset by the reversal of approximately $4 million to $8 million of reserves from previous rationalization actions no longer needed for their originally intended purposes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company (Registrant)

September 10, 2004	By:	Richard J. Kramer

Name: Richard J. Kramer
Title: Executive Vice President and Chief Financial Officer